Exhibit 10.2

EXECUTION VERSION

CONTRIBUTION AND ASSUMPTION AGREEMENT

THIS CONTRIBUTION AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of September 28, 2009, by and among Magellan Midstream Partners, L.P., a Delaware limited partnership (“Partners”), Magellan GP, LLC, a Delaware limited liability company and the general partner of Partners (“Partners GP”), Magellan Midstream Holdings, L.P., a Delaware limited partnership (“Holdings”), Magellan Midstream Holdings GP, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and MGG GP Holdings, LLC, a Delaware limited liability company and the sole member of Holdings GP (“MGG GP Holdings”). Each of the foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used but not defined herein have the meanings assigned to them in the Simplification Agreement (as defined below).

RECITALS

WHEREAS, Partners, Partners GP, Holdings and Holdings GP have entered into that certain Agreement Relating to Simplification of Capital Structure dated as of March 3, 2009 (the “Simplification Agreement”) pursuant to which, among other items, (i) Partners will simplify its capital structure by an amendment of the Partners Partnership Agreement which transforms (a) the Partners General Partner Interest into Partners Common Units and a non-economic general partner interest in Partners and (b) the IDRs held by IDR LP, representing 100% of the IDRs, into Partners Common Units (together, the “Transformation”) and (ii) two days following the Contributions and the Assumption as provided in this Agreement, Holdings will dissolve and wind up its affairs, and the holders of Holdings Common Units will receive a liquidating distribution of Partners Common Units;

WHEREAS, Holdings owns a 100% limited liability company interest in MGG GP Holdings (the “MGG GP Holdings Membership Interest”);

WHEREAS, MGG GP Holdings owns a 100% limited liability company interest in Holdings GP;

WHEREAS, Holdings owns a 100% limited liability company interest in Partners GP (the “Partners GP Membership Interest”);

WHEREAS, on the date of this Agreement and pursuant to the Simplification Agreement and the Restated Partners Partnership Agreement: (i) the Transformation was consummated, (ii) Partners GP caused IDR LP to distribute all of its Partners Common Units to Partners GP and IDR LLC, (iii) Partners GP caused IDR LLC to distribute all of its Partners Common Units to Partners GP and (iv) Partners GP distributed all of its Partners Common Units to Holdings;

WHEREAS, Holdings desires to contribute the MGG GP Holdings Membership Interest to Partners GP and cease to be a member of MGG GP Holdings, upon the terms and subject to the conditions set forth in this Agreement and the Simplification Agreement;

WHEREAS, simultaneous with the contribution by Holdings of the MGG GP Holdings Membership Interest to Partners GP, Partners GP desires to be admitted to MGG GP Holdings as the sole member of MGG GP Holdings;

WHEREAS, following the admission of Partners GP to MGG GP Holdings as the sole member of MGG GP Holdings, and the liquidation and subsequent termination of existence of Holdings and the Holdings Partnership Agreement, Partners GP desires to (i) amend and restate the MGG GP Holdings LLC Agreement to reflect the admission of Partners GP as the sole member of MGG GP Holdings and (ii) cause MGG GP Holdings to amend and restate the Holdings GP LLC Agreement to reflect, among other items, the elimination of the rights of the holders of Holdings Common Units to elect directors to the Holdings GP Board;

WHEREAS, following the admission of Partners GP to MGG GP Holdings as the sole member of MGG GP Holdings, Holdings desires to (i) contribute the Partners GP Membership Interest to Partners and cease to be a member of Partners GP and (ii) contribute all cash and other remaining assets held by Holdings (other than the New Partners Units) to Partners, upon the terms and subject to the conditions set forth in this Agreement and the Simplification Agreement;

WHEREAS, simultaneous with such contributions by Holdings to Partners, Partners desires to be admitted to Partners GP as the sole member of Partners GP;

WHEREAS, following the admission of Partners to Partners GP as the sole member of Partners GP, Partners desires to amend and restate the Partners GP LLC Agreement to reflect, among other items, the admission of Partners as the sole member of Partners GP;

WHEREAS, in connection with the Contributions and in order to facilitate the Liquidation and Redistribution contemplated by the Simplification Agreement, Partners desires to assume all liabilities and satisfy all debts and obligations of Holdings;

WHEREAS, in order to permit and facilitate the Assumption (as defined below), prior to the Contributions, (i) Holdings GP desires to adopt an amendment to the Holdings Partnership Agreement and (ii) MGG GP Holdings desires to adopt an amendment to the Holdings GP LLC Agreement;

WHEREAS, the Partners Conflicts Committee has approved this Agreement and the matters contemplated hereby, including the Contributions and the Assumption, which approval shall constitute “Special Approval” for the purposes of the Partners Partnership Agreement; and

WHEREAS, the Holdings Conflicts Committee has approved this Agreement and the matters contemplated hereby, including the Contributions and the Assumption, which approval shall constitute “Special Approval” for the purposes of the Holdings Partnership Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree, effective immediately following the Distributions, as follows:

ARTICLE I

CONTRIBUTIONS AND ASSUMPTION

1.1        Amendment of Holdings Partnership Agreement.  Pursuant to Section 13.1 of the Holdings Partnership Agreement, Holdings GP hereby authorizes and adopts Amendment No. 3 to the Holdings Partnership Agreement in the form attached hereto as Exhibit A.

1.2        Amendment of Holdings GP LLC Agreement.  Pursuant to Section 7.09(c)(ii) of the Holdings GP LLC Agreement, the Holdings Conflicts Committee has provided Special Approval with respect to, and pursuant to Section 13.05 of the Holdings GP LLC Agreement, MGG GP Holdings hereby authorizes and adopts, Amendment No. 1 to the Holdings GP LLC Agreement in the form attached hereto as Exhibit B.

1.3        Contribution of MGG GP Holdings Membership Interest to Partners GP.  Holdings hereby contributes and assigns the MGG GP Holdings Membership Interest to Partners GP, and Partners GP hereby accepts such MGG GP Holdings Membership Interest as a contribution to the capital of Partners GP (the “MGG GP Holdings Contribution”). Notwithstanding any provision in the MGG GP Holdings LLC Agreement or the Delaware LLC Act, Holdings shall remain a member of MGG GP Holdings until Holdings ceases to be a member thereof pursuant to Section 1.4 hereof.

1.4        Admission of Partners GP as Sole Member of MGG GP Holdings; Continuation of MGG GP Holdings.   Notwithstanding any provision in the MGG GP Holdings LLC Agreement, Partners GP agrees that it is bound by the MGG GP Holdings LLC Agreement, and Partners GP is hereby admitted to MGG GP Holdings as the sole member of MGG GP Holdings simultaneously with the consummation of the MGG GP Holdings Contribution. Immediately thereafter, Holdings shall and does hereby cease to be a member of MGG GP Holdings and shall thereupon cease to have or exercise any right or power as a member of MGG GP Holdings. The Parties agree that the MGG GP Holdings Contribution, Partners GP’s admission as the sole member of MGG GP Holdings and Holdings ceasing to be a member of MGG GP Holdings shall not dissolve MGG GP Holdings, and MGG GP Holdings shall be continued without dissolution.

1.5        Amendment and Restatement of MGG GP Holdings LLC Agreement.  Pursuant to Section 11 of the MGG GP Holdings LLC Agreement, Partners GP hereby authorizes the MGG GP Holdings LLC Agreement to be amended and restated in its entirety by the first amendment and restatement thereof in the form attached hereto as Exhibit C.

1.6        Amendment and Restatement of Holdings GP LLC Agreement.  Pursuant to Section 13.05 of the Holdings GP LLC Agreement, MGG GP Holdings hereby authorizes the

Holdings GP LLC Agreement to be amended and restated in its entirety by the fifth amendment and restatement thereof in the form attached hereto as Exhibit D, which shall be effective immediately after the termination of Holdings and the Holdings Partnership Agreement.

1.7        Contribution of Partners GP Membership Interest and Other Assets of Holdings to Partners.  Holdings hereby contributes and assigns (i) the Partners GP Membership Interest to Partners, and Partners hereby accepts such Partners GP Membership Interest as a contribution to the capital of Partners (the “Partners GP Contribution”) and (ii) any and all cash and other remaining assets held by Holdings other than the New Partners Units (the “Holdings Assets”) to Partners, and Partners hereby accepts such Holdings Assets as a contribution to the capital of Partners (the “Holdings Asset Contribution” and, together with the MGG GP Holdings Contribution and the Partners GP Contribution, the “Contributions”). Notwithstanding any provision in the Partners GP LLC Agreement or the Delaware LLC Act, Holdings shall remain a member of Partners GP until Holdings ceases to be a member thereof pursuant to Section 1.8 hereof.

1.8        Admission of Partners as Sole Member of Partners GP; Continuation of Partners GP.  Notwithstanding any provision in the Partners GP LLC Agreement, Partners agrees that it is bound by the Partners GP LLC Agreement, and Partners is hereby admitted to Partners GP as the sole member of Partners GP simultaneously with the consummation of the Partners GP Contribution. Immediately thereafter, Holdings shall and does hereby cease to be a member of Partners GP and shall thereupon cease to have or exercise any right or power as a member of Partners GP. The Parties agree that the Partners GP Contribution, the Holdings Asset Contribution, Partners’ admission as the sole member of Partners GP and Holdings ceasing to be a member of Partners GP shall not dissolve Partners GP, and Partners GP shall be continued without dissolution. Any provision of the Partners GP LLC Agreement that is inconsistent with this Agreement is hereby amended to permit the matters contemplated hereby.

1.9        Amendment and Restatement of Partners GP LLC Agreement.  Pursuant to Section 13.05 of the Partners GP LLC Agreement, the Partners GP LLC Agreement is hereby amended and restated in its entirety by the third amendment and restatement thereof in the form attached hereto as Exhibit E.

1.7        Assumption by Partners of Liabilities of Holdings.  In connection with the Contributions and in order to facilitate the Liquidation and Redistribution contemplated by the Simplification Agreement, Partners hereby assumes and agrees to duly and timely pay, perform and discharge any and all liabilities of Holdings, whether arising or accruing before or after the Effective Time, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Holdings or its affiliates (the “Holdings Liabilities”), to the full extent that Holdings has been heretofore or would have been in the future obligated to pay, perform and discharge such Holdings Liabilities were it not for the execution, delivery and performance of this Agreement and the Simplification Agreement (the “Assumption”); provided, however, that said Assumption shall not (i) increase the obligation of Partners with respect to the Holdings Liabilities beyond that of Holdings, (ii) waive any valid defense that was available to Holdings with respect to the Holdings Liabilities or (iii) enlarge any rights or remedies of any third party, if any, under any of the Holdings Liabilities. The Parties hereby acknowledge that (a)

the Assumption is intended to make reasonable provision for the payment of all claims against and obligations of Holdings known to Holdings or Holdings GP, including all contingent, conditional or unmatured contractual claims against Holdings known to Holdings or Holdings GP, (b) the Assumption is reasonably likely to be sufficient to provide compensation for any claim against Holdings which is the subject of a pending action, suit or proceeding to which Holdings is a party and (c) none of Holdings or Holdings GP is aware of any other claims against or liabilities of Holdings or any facts indicating that any other claims against or liabilities of Holdings are likely to arise or become known within 10 years following the date hereof.

ARTICLE II

FURTHER ASSURANCES

2.1        Further Assurances.  From time to time after the date of this Agreement, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to (i) assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (ii) vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (iii) carry out the purposes and intent of this Agreement.

ARTICLE III

MISCELLANEOUS

3.1        Order of Completion.  The matters provided for in Article I shall be completed in the order set forth therein.

3.2        Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the Parties and their respective successors and permitted assigns; provided, however, that no Party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other Parties.

3.3        Fees and Expenses.  Except as otherwise expressly provided in the Simplification Agreement, all legal, accounting and other fees, costs and expenses of a Party hereto incurred in connection with this Agreement and the matters contemplated hereby shall be paid by the Party incurring such fees, costs or expenses.

3.4        Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the Parties at the addresses set forth in the Simplification Agreement or to such other Persons or at such other addresses as shall be furnished by any Party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed.

3.5        Entire Understanding; No Third Party Beneficiaries.  This Agreement and the Simplification Agreement represent the entire understanding of the Parties with reference to the matters contemplated hereby and supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

3.6        Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by all Parties hereto.

3.7        Severability.  Any provision of this Agreement that is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

3.8        Titles and Headings.  The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

3.9        Signatures and Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

3.10        Enforcement of Agreement; Damages.  The Parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall, to the fullest extent permitted by law, be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

3.11        Governing Law; Jurisdiction.  This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware, without regard to the conflict of law principles thereof that would call for the application of the laws of any other jurisdiction (except to the extent that mandatory provisions of federal or Delaware law govern). Each of the Parties hereto agrees that this Agreement involves at least U.S. $100,000.00 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the Parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (i) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (ii) subject to service of process in the State of Delaware. The Parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the matters contemplated hereby shall be brought in any federal or state court located in the State of Delaware, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that, to the fullest extent permitted by law, service of process on such Party as provided in Section 3.4 shall be deemed effective service of process on such Party.

Remainder of Page Intentionally Left Blank

IN WITNESS WHEREOF, this Contribution and Assumption Agreement has been duly executed by the Parties as of the date first written above.

MAGELLAN GP, LLC

By:	/s/ Don R. Wellendorf
Name:	Don. R. Wellendorf
Title	President and Chief Executive Officer

MAGELLAN MIDSTREAM PARTNERS, L.P.

By:	Magellan GP, LLC, its general partner

By:	/s/ Don. R. Wellendorf
Name:	Don. R. Wellendorf
Title	President and Chief Executive Officer

MAGELLAN MIDSTREAM HOLDINGS GP, LLC

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Senior Vice President, Treasurer and Chief Financial Officer

MAGELLAN MIDSTREAM HOLDINGS, L.P.

By:	Magellan Midstream Holdings GP, LLC, its general partner

By:	/s/ John D. Chandler
Name:	John D. Chandler
Title:	Senior Vice President, Treasurer and Chief Financial Officer

MGG GP HOLDINGS, LLC

By:	Magellan Midstream Holdings, L.P., its sole member

	By:	Magellan Midstream Holdings GP, LLC, its general partner

	By:	/s/ John D. Chandler
	Name:	John D. Chandler
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Signature Page to Contribution and Assumption Agreement